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                                                                   EXHIBIT 10.03


                         THIRD AMENDMENT TO AMENDED AND
                     RENEGOTIATED CASINO OPERATING CONTRACT

         This renegotiation and amendment to the Amended and Renegotiated Casino Operating Contract (the "Third Amendment") is made, entered into and effective on the 29th day of March, 2001 (the "Effective Date"), conditioned upon and subject to the fulfillment and satisfaction of all of the "Suspensive Conditions" (as defined and set forth in Paragraph IV below) among the State of Louisiana by and through the Louisiana Gaming Control Board (the "Gaming Board") and Jazz Casino Company, L.L.C., a Louisiana limited liability company ("JCC" or the "Casino Operator").

                                    RECITALS

         A. On October 30, 1998, the Gaming Board, JCC and Harrah's Jazz Company, a Louisiana general partnership (which has since dissolved in accordance with and as contemplated by the Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code filed by Harrah's Jazz Company, Harrah's Jazz Finance Corp. and Harrah's New Orleans Investment Company) entered into the Amended and Renegotiated Casino Operating Contract (the "COC"). Effective as of October 19, 1999 the Gaming Board and JCC entered into a First Amendment to Amended and Renegotiated Casino Operating Contract (the "First Amendment"). On March 8, 2001, the Gaming Board and JCC entered into a Second Amendment to Amended and Renegotiated Casino Operating Contract (the "Second Amendment") conditioned upon and subject to the fulfillment and satisfaction of certain suspensive conditions. As used herein, the COC, the First Amendment and the Second Amendment may be referred to herein collectively as the "Amended COC," and all capitalized terms used herein, and not otherwise defined herein, shall have the same meaning as such terms have in the Amended COC.

         B. On January 4, 2001, JCC and several related entities filed a voluntary petition in the United States Bankruptcy Court for the Eastern District of Louisiana seeking relief under Chapter 11 of the United States Bankruptcy Code.

         C. JCC and its related entities have submitted a plan of reorganization in the bankruptcy proceedings of JCC and said related entities, and an order confirming the plan was entered by the bankruptcy court on March 19, 2001.

         D. On March 21, 2001, Act 1 of the First Extraordinary Session of 2001 of the Louisiana Legislature became effective (the "Amending Legislation"), which has satisfied various of the Suspensive Conditions set forth in Paragraph IV of the Second Amendment, and various other of the Suspensive Conditions set forth in Paragraph IV of the Second Amendment have also been timely fulfilled and satisfied.



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         E. Pursuant to R.S. 27:245 (including Section 3.A of the Amending
Legislation), and other provisions of law, the Gaming Board and JCC have agreed to renegotiate and amend the Amended COC, subject to fulfillment and satisfaction of all of the Suspensive Conditions set forth in Paragraph IV hereinbelow.

         NOW, THEREFORE, in consideration of the foregoing, the parties do hereby agree as follows:

         PARAGRAPH I.1 - AMENDMENTS

         (a) Article X "Casino Operator's Negative Covenants" is hereby amended by adding Sections 10.10 and 10.11 as follows:

                  10.10 REDUCTION IN PERSONNEL. The Casino Operator shall not reduce its total operating force or personnel level below ninety percent of the force or level as such existed on March 8, 2001.

                  10.11 REDUCTION IN COMPENSATION. The Casino Operator shall not reduce the total salary levels or compensation of its operating force or personnel by more than ten percent of the salary level of compensation as such existed on March 8, 2001.

         (b) Section 6.2(a) of the Amended COC is hereby amended by adding the following paragraph at the end of said section:

                  In the event it is held at any time that the 21-1/2% Louisiana Gross Gaming Revenue Share Payments and/or any or all of the "override" payments provided for above are for any reason null and void and/or unenforceable as a result of a final, definitive and nonappealable judgment(1) of a Louisiana state court of competent jurisdiction, then in such event, the Casino Operator agrees that the 18-1/2% Louisiana Gross Gaming Revenue Share Payments in effect and payable under the COC prior to the Gaming Board and JCC having entered into the Second Amendment and the additional increased percentage Louisiana Gross Gaming Revenue Share Payments in effect and payable under the COC prior to the Gaming Board and JCC having entered into the Second Amendment shall at such time or times become in full force and effect and shall be owed and payable by the Casino Operator to the Gaming Board under the Amended COC until such time that the said increased percentages agreed to in the Second Amendment become enforceable and no longer null and void as a result of enforceable legislative enactments or otherwise.

         PARAGRAPH I.2 - AFFIRMATION. Except as modified herein, the Amended COC shall remain in full force and effect, and no novation is intended nor shall any novation occur.

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(1) A final, definitive and nonappealable judgment is a judgment in which all appeal rights and all other rights of review, by the same or any other court of competent jurisdiction, have expired and terminated.



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         PARAGRAPH II - REPRESENTATIONS.

         PARAGRAPH II.1 - GAMING BOARD WARRANTIES: DUE AUTHORIZATION. The Gaming Board warrants to the Casino Operator (i) that it is a duly established State regulatory agency under Louisiana law and (ii) that pursuant to the Gaming Act it is authorized to execute and deliver this Third Amendment on its own behalf and on behalf of the State.

         PARAGRAPH II.2 - CASINO OPERATOR WARRANTIES. The Casino Operator and JCC Holding Company each warrant and represent that each is duly organized and in good standing under applicable law and has the full right, power and authority to execute and deliver this Third Amendment.

         PARAGRAPH III - GENERAL PROVISIONS.

         PARAGRAPH III.1 - ENTIRE AGREEMENT. The Amended COC, as renegotiated and modified by this Third Amendment, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, whether written or oral.

         PARAGRAPH III.2 - EFFECTIVE DATE. The "Effective Date" of the Second Amendment is amended to be the Effective Date set forth above (in this Third Amendment), and therefore the Second Amendment and the Third Amendment and the amendments provided for therein and herein shall be conditioned upon and subject to the timely fulfillment and satisfaction of the Suspensive Conditions set forth in Paragraph IV herein, and both amendments shall take effect as of the Effective Date set forth above, provided, however, the amended provisions of Sections 2.115, 6.2 and 6.3(a) shall not become operative until April 1, 2001.

         PARAGRAPH III.3 - UNENFORCEABILITY. Any provision of this Third Amendment which is prohibited or unenforceable shall be deemed severed from the Amended COC without invalidating the remaining provisions or affecting the validity or enforceability of the remainder of the Amended COC, and it is expressly provided that the provisions of Paragraphs III.3 of the First Amendment remain in full force and effect.

         PARAGRAPH III.4 - COUNTERPART EXECUTION. This Third Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

         PARAGRAPH III.5 - THIRD PARTIES. None of the obligations hereunder of either the Casino Operator or the Gaming Board shall inure to or be enforceable by any person or entity other than the Casino Operator and the Gaming Board.



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         PARAGRAPH III.6 - BINDING EFFECT. This Third Amendment shall be binding upon, and shall inure to the benefit of the parties and their respective successors in interest and the permitted assigns of the parties hereto, if any.

         PARAGRAPH III.7 - NO NOVATION. This Third Amendment is an amendment and renegotiation of the Amended COC and is not, and shall not be construed as, a novation of the Amended COC.

         PARAGRAPH IV - SUSPENSIVE CONDITIONS. JCC Holding Company, Harrah's Operating Company, Inc. ("HOC") and Harrah's Entertainment, Inc. ("HET") each an intervenor to this Third Amendment and the Casino Operator, collectively "Jazz/HET," along with the Gaming Board, acknowledge that the Amending Legislation satisfies the Suspensive Conditions of subparagraph (a) and (b) of Paragraph IV of the Second Amendment and that said Amending Legislation also satisfies subparagraph (c) of Paragraph IV of the Second Amendment, and that said Amending Legislation has been enacted and is effective. Jazz/HET further acknowledge and certify that (i) the Casino Operator and JCC Holding Company have obtained authorization from the United States Bankruptcy Court for the Eastern District of Louisiana to enter into the Second Amendment and this Third Amendment; and (ii) the Revised Plan has been confirmed.

         It is further acknowledged that the Gaming Board this date entered an order granting certain necessary and appropriate Approvals for the Casino Operator which are required under the Gaming Laws, the Amended COC and this Third Amendment, including particularly the Gaming Board's Approval of the financial suitability of HET and HOC as Minimum Payment Guarantors, and acknowledge that said order and the Approvals granted therein fulfill and satisfy the Suspensive Condition required by subparagraph (f) of Paragraph IV of the Second Amendment.

         Therefore, Paragraph IV of the Second Amendment is hereby amended by deleting the provisions of Paragraph IV of the Second Amendment in their entirety and substituting the following provisions in their place and, said paragraph IV of the Second Amendment is amended and restated in its entirety as follows, and Paragraph IV of this Third Amendment is set forth as follows:

         It is agreed that the effectiveness and enforceability of the Second Amendment and this Third Amendment is conditioned upon and subject to the fulfillment and satisfaction, on or before March 31, 2001, of only the following Suspensive Conditions, to wit:

         (a) Consummation of the Revised Plan, including obtaining the Revised Plan Financing;

         (b) Written acknowledgment executed on or before March 31, 2001, by or on behalf of the Casino Operator, JCC Holding Company, HOC, and HET, directly or through their respective counsel, acknowledging that the Revised Plan has been consummated, including obtaining the Revised Plan Financing and acknowledging



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that the Amending Legislation was effective as of the time of execution and delivery of the Third Amendment; and

         (c) The written acknowledgment executed on or before March 31, 2001 by the Gaming Board directly or through a representative of the Attorney General of the State of Louisiana ("AG") acknowledging that the Amending Legislation was effective as of the time of execution and delivery of this Third Amendment, and the written acknowledgment on or before March 31, 2001 from a representative of the AG that all required guarantees and other documents affecting the State of Louisiana and the Board related to the Second Amendment and the Third Amendment have been executed and delivered.

         PARAGRAPH V - ACKNOWLEDGMENT. JCC, JCC Holding Company, HOC, and HET (collectively "Jazz/HET") each acknowledge and agree that neither the State nor the Gaming Board has any obligation or duty, legal or otherwise, express or implied, to JCC, JCC Holding Company, HOC and HET and/or any of their respective affiliates or any other third party whatsoever, to obtain, attempt to obtain or assist in obtaining the fulfillment and satisfaction of the Suspensive Conditions described in Paragraph IV, of this Third Amendment. In connection therewith, Jazz/HET hereby acknowledge that the Gaming Board and the State have informed Jazz/HET, and Jazz/HET agree that Jazz/HET may not assume or infer that any or all of the Suspensive Conditions will be fulfilled and satisfied, and Jazz/HET assume full and complete risk of the failure to achieve fulfillment and satisfaction of all of said Suspensive Conditions.

         PARAGRAPH VI - RESOLUTORY CONDITIONS AND RELEASE. Notwithstanding any provision of the Amended COC or of this Third Amendment to the contrary, if, subsequent to the execution and effectiveness of the Third Amendment, (i) the Amended COC and/or Third Amendment are declared by a final, definitive and nonappealable judgment(2) of a Louisiana state court of competent jurisdiction as being in violation of Louisiana law and therefore to be null and void and/or unenforceable, and/or (ii) it is declared by a final, definitive and nonappealable judgment of a Louisiana state court of competent jurisdiction that the Gaming Board did not have the legal authority to enter into this Third Amendment, each such judgment a "Definitive Judgment", then (a) neither the State nor the Gaming Board shall have any liability to the Casino Operator, JCC Holding Company, HOC or HET (collectively "Jazz/HET"), or any of their respective affiliates (including the Casino Manager), or any of their respective creditors and/or other third parties for any losses or damages related to or resulting from the Definitive Judgment (and the effects of said judgment), and the Casino Operator, JCC Holding Company, HOC and HET do each in solido and on behalf of each of their respective affiliates release any and all claims, demands and causes of action, if any, against the State and the Gaming Board related to or resulting from the Definitive Judgment (and the effects of said judgment); and (b) provided the Definitive Judgment terminates all rights of the Casino Operator to operate the Casino and the Casino is actually closed and all Gaming activities cease, Jazz/HET shall have no liability to the State or the Gaming

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(2) A final, definitive and nonappealable judgment is a judgment in which all appeal rights and all other rights of review, by the same or any other court of competent jurisdiction, have expired and terminated.


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Board, and the State and Gaming Board do release any and all claims, demands and causes of action, if any, against Jazz/HET related to or resulting from the Definitive Judgment (and the effects of said judgment).

         It is further acknowledged that if there is a judgment by a Louisiana state court of competent jurisdiction which is not yet a final, definitive and non appealable judgment (an "Interim Judgment") which declares the COC and/or the COC Third Amendment as being in violation of Louisiana law and therefore to be null and void and/or unenforceable, and/or declaring that the Gaming Board did not have the legal authority to enter into the Third Amendment, and such (i) Interim Judgment terminates the rights of the Casino Operator to operate the Casino, and (ii) pursuant to said Interim Judgment the Casino is closed and Gaming Activities cease, the parties' and intervenors' obligations under the Amended COC and this Third Amendment will be suspended, unless and until said Interim Judgment is reversed or otherwise modified to again authorize the Company to operate the Casino and resume Gaming activities (an "Authorizing Judgment"), and the Casino Operator has a reasonable period of time to reopen the Casino, but in no event shall the suspension period exceed 180 days after the Authorizing Judgment is rendered, unless such period is extended for pre-opening regulatory matters. It is further agreed that any obligations which are suspended as provided above, will also be excused but only during the suspension period.

         It is expressly agreed that the release of the Jazz/HET entities in the event of a Definitive Judgment, or the suspension of obligations in the event of an Interim Judgment as provided in this Paragraph VI shall be applicable only if the Definitive Judgment and any Interim Judgment was rendered in (1) litigation which was not instituted, fomented, assisted or encouraged by any one or more of the Casino Operator, JCC Holding Company, the Casino Manager, HET and/or HOC and/or any of their respective affiliates; and (2) litigation in which the Casino Operator actively and in good faith opposes the claims of the plaintiff(s) and actively and in good faith attempts to uphold the validity and enforceability of the COC and the Third Amendment, including appealing and/or applying for writs from any such Interim Judgment.

         It is expressly agreed that the release of the State and the Gaming Board in the event of a Definitive Judgment, or the suspension of obligations in the event of an Interim Judgment as provided in this Paragraph VI shall be applicable only if the Definitive Judgment and any Interim Judgment was rendered in (1) litigation which was not instituted, fomented, assisted or encouraged by any one or more the Gaming Board, the Governor and/or the Attorney General of the State of Louisiana; and (2) litigation in which the Gaming Board actively and in good faith opposes the claims of the plaintiff(s) and actively and in good faith attempts to uphold the validity and enforceability of the COC and the Third Amendment, including appealing and/or applying for writs from any such Interim Judgment.

         PARAGRAPH VII - INTERVENTION BY JCC HOLDING COMPANY. JCC Holding Company intervenes herein to consent to and approve all of the terms and conditions of the Amended COC and this Third Amendment and does hereby unconditionally and in



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solido guarantee the timely payment and performance of all obligations of the
Casino Operator under the Amended COC, as amended through the Third Amendment.

         IN WITNESS WHEREOF the parties have executed this Third Amendment on the date(s) set forth below.

                                      THE STATE OF LOUISIANA, BY AND THROUGH
                                      THE LOUISIANA GAMING CONTROL
                                      BOARD

                                      By: /s/ Robert M. Fleming
                                          ------------------------------------
                                                 Duly Authorized

                                      Date: March 29, 2001
                                            ----------------------------------

                                      JAZZ CASINO COMPANY, L.L.C.
                                      a Louisiana Limited Liability Company

                                      By: /s/ Fred W. Burford
                                          ------------------------------------
                                                 Duly Authorized

                                      Date: March 29, 2001
                                            ----------------------------------

                                       JCC HOLDING COMPANY

                                       By: /s/ Fred W. Burford
                                           ------------------------------------
                                                 Duly Authorized

                                       Date: March 29, 2001
                                             ---------------------------------




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                 INTERVENTION IN AND CONSENT TO THIRD AMENDMENT
              TO AMENDED AND RENEGOTIATED CASINO OPERATING CONTRACT


         Harrah's Entertainment, Inc. and Harrah's Operating Company, Inc. (each an "Intervenor"), as in solido guarantors under the Four Year Initial Guaranty, dated March 8, 2001 ("Four Year Guaranty"), do each hereby individually and in solido agree and consent to the above (and attached) Third Amendment to Amended and Renegotiated Casino Operating Contract ("Third Amendment"), and the terms and provisions thereof, and each Intervenor does further acknowledge and agree that neither the Third Amendment, nor any of the terms and provisions hereof, shall diminish and/or otherwise affect any of their respective obligations to the Gaming Board or the State (i) under the Unconditional Minimum Payment Guaranty Agreement for the Fiscal Year ending March 31, 2001, or any document or instrument, if any, related thereto, and/or (ii) under the Four Year Guaranty or any document or instrument, if any, related thereto. Said Intervenors do further expressly acknowledge their in solido obligations to unconditionally guarantee the Minimum Payment for the four Fiscal Years ending March 31, 2002, 2003, 2004 and 2005, and agree to execute an amendment of the Four Year Guaranty in conformity with this Third Amendment.









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         IN WITNESS WHEREOF the Intervenors hereto have executed this intervention in and consent to the Third Amendment as of the dates set forth below.

                                         INTERVENORS(S):

                                         HARRAH'S ENTERTAINMENT, INC.

                                         By: /s/ Steve Brammel
                                             -----------------------------------
                                                       Duly Authorized

                                         Date:  March 29, 2001
                                                --------------------------------

                                         HARRAH'S OPERATING COMPANY, INC.

                                         By: /s/ Steve Brammel
                                             -----------------------------------
                                                       Duly Authorized

                                         Date: March 29, 2001
                                               ---------------------------------








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